Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aetna Inc:
We consent to the incorporation by reference in the registration statement (No. 333‑200647) on Form S-3, the registration statement (No. 333-206289) on Form S-4 and the registration statements (No. 333-52120, 52122, 52124, 73052, 87722, 87726, 124619, 124620, 136176, 136177, 168497, 168498, 176009, 176011, 188792, 188814, 190272 and 197707) on Form S-8 of Aetna Inc. of our reports dated February 19, 2016 with respect to the consolidated balance sheets of Aetna Inc. and subsidiaries as of December 31, 2015 and 2014 and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015 and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 Annual Report on Form 10‑K of Aetna Inc.

/s/ KPMG LLP
Hartford, Connecticut
February 19, 2016